Exhibit 99.2

Clovervale Farms, Inc. and Affiliates

Unaudited Consolidated and Combined Financial Statements

as of June 30, 2006 and December 31, 2005

and the Six Month Periods Ended

June 30, 2006 and 2005

CLOVERVALE FARMS, INC. AND AFFILIATES

UNAUDITED CONSOLIDATED AND COMBINED BALANCE SHEETS
AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

	(Unaudited)
	June 30,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash	$497,064	$725,172
Accounts receivable—net	1,871,961	2,383,806
Inventories	2,731,537	2,527,748
Refundable income taxes	—	22,315
Deferred income taxes	—	64,623
Prepaid expenses and other current assets	47,079	32,121

Total current assets	5,147,641	5,755,785

PLANT, PROPERTY AND EQUIPMENT—Net	7,385,549	7,770,235

OTHER ASSETS:
Deposits	1,000	1,000
Cash surrender value of officer’s life insurance	75,551	75,551

TOTAL	$12,609,741	$13,602,571

LIABILITIES AND SHAREHOLDER EQUITY
CURRENT LIABILITIES:
Line of credit	$—	$—
Current installments of long-term debt	301,978	301,983
Trade accounts payable	787,372	820,710
Other accrued liabilities	543,307	600,050

Total current liabilities	1,632,657	1,722,743

DEFERRED INCOME TAXES	—	719,818
LONG-TERM DEBT—Less current installments	4,292,364	4,443,350

Total liabilities	5,925,021	6,885,911

COMMITMENTS AND CONTINGENCIES	—	—

MINORITY INTEREST	323,359	270,604

SHAREHOLDER EQUITY :
Common stock without par value—250 shares authorized; 125 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	7,500	7,500
Additional paid-in capital	3,304	3,304
Retained earnings	7,419,922	7,504,617
Treasury stock—125 shares at June 30, 2006 and December 31, 2005, respectively	(1,069,365)	(1,069,365)

Total shareholder equity	6,361,361	6,446,056

TOTAL	$12,609,741	$13,602,571

See notes to unaudited consolidated and combined financial statements.

CLOVERVALE FARMS, INC. AND AFFILIATES

UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	(Unaudited)	(Unaudited)
	June 30, 2006	June 30, 2005

REVENUES—Net	$9,781,324	$9,832,454

COSTS AND EXPENSES:
Cost of goods sold	7,445,092	7,086,008
Selling, general and administrative expenses	2,133,119	2,217,572
Depreciation	522,185	516,060

Total costs and expenses	10,100,396	9,819,640

OPERATING INCOME (LOSS)	(319,072)	12,814

INTEREST EXPENSE AND OTHER INCOME:
Interest expense	167,848	74,180
Other income	(1,915)	(4,400)

Interest expense and other income, net	165,933	69,780

LOSS BEFORE INCOME TAX BENEFIT AND MINORITY INTEREST	(485,005)	(56,966)

INCOME TAX BENEFIT	(524,380)	(59,163)

INCOME BEFORE MINORITY INTEREST	39,375	2,197

INCOME ATTRIBUTABLE TO MINORITY INTEREST	124,070	94,734

NET LOSS	$(84,695)	$(92,537)

See notes to unaudited consolidated and combined financial statements.

CLOVERVALE FARMS, INC. AND AFFILIATES

UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	(Unaudited)	(Unaudited)
	June 30,	June 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(84,695)	$(92,537)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	522,185	516,060
Minority interest	124,070	94,734
Change in deferred income taxes	(655,195)	—
(Increase) decrease in other noncurrent assets	—	(782)
Changes in operating assets and liabilities providing (using) cash:
Accounts receivable	511,845	(217,636)
Inventories	(203,789)	(388,161)
Prepaid expenses, refundable income taxes and other current assets	7,357	(47,571)
Trade accounts payable	(33,338)	552,561
Other accrued liabilities	(56,743)	(65,452)

Net cash provided by operating activities	131,697	351,216

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(137,499)	(58,527)

Net cash used in investing activities	(137,499)	(58,527)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on line of credit	—	(86,392)
Repayments of long-term debt	(150,991)	(65,367)
Purchase of treasury stock	—	(44,365)
Contributions made by Affiliate member	14,185	—
Distributions paid to Affiliate shareholders	(85,500)	(85,500)

Net cash used in financing activities	(222,306)	(281,624)

NET INCREASE (DECREASE) IN CASH	(228,108)	11,065

CASH—Beginning of period	725,172	49,429

CASH—End of period	$497,064	$60,494

See notes to unaudited consolidated and combined financial statements.

CLOVERVALE FARMS, INC. AND AFFILIATES

NOTES TO UNAUDITED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

1.                      BASIS OF PRESENTATION

Description of Business—Clovervale Farms, Inc. (the ”Company” or “Clovervale”) has operations in Amherst, Ohio and Easley, South Carolina and manufactures and sells a variety of food items including individually proportioned entrees, vegetables, sandwiches, fruits, cobblers, peanut butter and jelly bars, sandwiches and cups, sherbets, apple sauce, and other similar products through various customer channels including schools, military, hospitals, and senior citizen meal programs.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—Clovervale Farms, Inc. includes the accounts of its wholly-owned subsidiaries, Chef’s Pantry, Inc. and Clovervale Transportation, Inc. The accompanying consolidated and combined financial statements include Clovervale Farms, Inc. as well as the accounts of an affiliated entity, Clovervale Realty, Inc. (“Realty”) as of June 30, 2006 and December 31, 2005, and for the six-months ended June 30, 2006 and 2005. The accounts of another affiliated entity, Cawrse Properties, LLC (“Cawrse Properties”), are included as of June 30, 2006 and December 31, 2005, and for the six-months ended June 30, 2006. Individually or collectively, Realty and Cawrse Properties are referred to as the “Affiliate(s)”. All intercompany transactions have been eliminated.

Financial Accounting Standards Board Interpretation Number 46 (R), Consolidation of Variable Interest Entities (“FIN 46 (R)”) establishes consolidation criteria for entities for which control is not easily discernable under Accounting Research Bulletin 51, Consolidated Financial Statements (“ARB 51”). Although the Company does not own any membership units of Cawrse Properties, the results of operations Cawrse Properties are included in the accompanying June 30, 2006 consolidated and combined statement of operations, due to the variable interest in Cawrse Properties. Cawrse Properties is not included in accompanying June 30, 2005 consolidated and combined statement of operations as Cawrse Properties was not formed at June 30, 2005. Cawrse Properties owns and leases the Amherst, Ohio facility to the Company and the Company has guaranteed the debt of Cawrse Properties.

Although the Company does not own any shares of stock and does not have a variable interest in Realty, Realty is combined for both six-month periods ended June 30, 2006 and 2005 presented in the accompanying financial statements. Realty is affiliated with the Company through common ownership and the operations of Realty are solely for the purposes of the Company. Realty has been combined under provisions of ARB 51.

Creditors of the Affiliates have no recourse other than the net assets of the Affiliates included in the accompanying consolidated and combined financial statements. Shareholder’s equity and members equity accounts of Realty and Cawrse Properties, respectively, and changes therein, are recorded as minority interest in the accompanying consolidated and combined balance sheets as of June 30, 2006 and December 31, 2005. All earnings/loss of the Affiliates are reflected as minority interest expense in the accompanying consolidated and combined statements of operations.

Cash—For financial statement presentation purposes, the Company presents book overdrafts, principally outstanding checks in excess of cash on hand with the same financial institution, as accounts payable. There were no overdrafts as of June 30, 2006 and December 31, 2005.

Revenue Recognition—The Company records revenues from its sales of food processing products at the time title transfers. Standard shipping terms are FOB shipping point. Based on these terms, title passes at the time the product is shipped to the customer. Revenue is recognized as the net amount to be received by the Company after deductions for estimated discounts and other allowances. These estimates are based on historical trends and expected future payments.

Concentration of Credit Risk and Significant Customers—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company encounters a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. No individual customers made up greater than 10% of net revenues in either six month period ended June 30, 2006 and 2005, respectively. Accounts receivable at June 30, 2006 included receivables from one customer totaling $273,000. Accounts receivable at December 31, 2005 included receivables from two customers totaling approximately $315,000 and $286,000, respectively. In addition, a significant portion of the Company’s sales are made to primary and secondary schools throughout the United States of America.

Income Taxes—Income taxes are provided for temporary differences between the tax and financial accounting bases of assets and liabilities using the asset and liability method. The tax effects of such differences are reflected in the balance sheet at the enacted tax rate applicable to the years when such differences are scheduled to reverse. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date.

During the six months ended June 30, 2006, Clovervale elected for federal and some state income tax purposes to include its taxable income with that of its shareholder (an S Corporation election). All deferred taxes arising from temporary differences between tax and financial accounting bases recorded prior to the S Corporation election have been recognized during the six months ended June 30, 2006.

Realty has elected for federal and some state income tax purposes to include its taxable income with that of its shareholders (an S Corporation election). Cawrse Properties is a limited liability company and, therefore, the related results of operations are included in the determination of the taxable income or loss of its member.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include sales discounts and allowances, inventory reserves, and useful lives of tangible assets. Actual results could differ from those estimates.

3.                      INVENTORIES

A summary of inventories, by major classification, follows:

	(Unaudited)
	June 30, 2006	December 31, 2005

Raw materials (ingredients)	$927,440	$617,472
Packaging	501,840	511,906
Finished goods	1,302,257	1,398,370

	$2,731,537	$2,527,748

4.                      OTHER ACCRUED LIABILITIES

Other accrued liabilities consisted of:

	(Unaudited)
	June 30, 2006	December 31, 2005

Payroll, payroll taxes, bonuses and benefits	$77,565	$150,013
Personal property and real estate taxes	212,620	220,000
Discretionary profit sharing contributions	175,000	175,000
Other	78,122	55,037

	$543,307	$600,050

5.                      FINANCING ARRANGEMENTS

Long-term debt is comprised of the following:

	(Unaudited)
	June 30, 2006	December 31, 2005
Term Loans
$3,450,000 term loan, with interest at prime rate, payable in monthly installments of $14,271 in principal plus interest (8.25% and 7.25% at June 30, 2006 and December 31, 2005, respectively), maturing December 13, 2023.	$2,960,174	$3,045,799
$1,961,000 term loan, with interest at prime rate, payable in monthly installments of $10,894 in principal plus interest (8.25% and 7.25% at June 30, 2006 and December 31, 2005, respectively), maturing October 14, 2018.	1,634,168	1,699,534

Total term loans	4,594,342	4,745,333

Less current installments	301,978	301,983

Total	$4,292,364	$4,443,350

Debt is secured by accounts receivable, inventory, equipment, the Amherst, Ohio building (owned by Cawrse Properties) and related improvements, and is guaranteed by the sole shareholder of Clovervale.

In addition to the term loans, the Company maintains a revolving line of credit, which allows maximum borrowings of $1,500,000, subject to interest at the prime rate and payable monthly. The revolving line of credit is subject to annual renewal. No borrowings were outstanding under the line of credit as of June 30, 2006 or December 31, 2005.

6.                      LEASED PROPERTIES

During the six month period ended June 30, 2005, the Company leased certain warehouse and office facilities from the Company’s sole shareholder under an operating lease with an original term of twenty years. The warehouse and office facilities were owned directly by the sole shareholder and were subject to a term loan between the shareholder and bank, which was guaranteed by the Company. Upon formation of Cawrse Properties in August 2005, the leased property and related debt was contributed to Cawrse Properties by the shareholder and the lease agreement was assigned to Cawrse Properties. Rent expense paid to Cawrse Properties after its formation has been eliminated with the consolidation of this affiliate during six months ended June 30, 2006. Rent expense paid to the shareholder during the six months ended June 30, 2005 (prior to the formation of Cawrse Properties) was approximately $152,400.

The Company also leases certain storage areas and equipment under short-term, cancellable lease arrangements.

7.                      DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company’s nonderivative financial instruments consist primarily of cash, trade accounts receivable, trade accounts payable, line of credit with a bank and long-term debt. The estimated fair values of the financial instruments have been determined by the Company using available market information. Considerable judgment is required, however, to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of June 30, 2006 and December 31, 2005, the carrying (book) values of each of the nonderivative financial instruments recorded in the Company’s consolidated and combined balance sheet are considered representative of fair value due to variable interest rates, and/or short terms to maturity or short length of time outstanding.

8.                      COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal proceedings. Management believes, based on the advice of legal counsel, that the outcome of such proceedings will not have a material adverse effect on the Company’s financial position or future results of operations and cash flows.

9.                      SUBSEQUENT EVENT

Effective August 21, 2006, pursuant to a Share and Asset Purchase Agreement dated August 18, 2006, Pierre Foods Inc. acquired all of the outstanding shares of stock of Clovervale, its subsidiaries, and certain of the real property used in its business (held by Realty and Cawrse Properties). The preliminary aggregate purchase price was $22,800,000, which was paid in cash at the closing. After repayment of indebtedness and other post-closing adjustments, the net purchase price was $21,800,000 and is subject to a post-closing working capital adjustment. The accompanying consolidated and combined financial statements do no reflect any purchase price adjustments that may result from this acquisition.

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